Exhibit 99.1

SORRENTO THERAPEUTICS ANNOUNCES Closing of $25 MILLION REGISTERED DIRECT OFFERING

SAN DIEGO, October 9, 2019 /GlobeNewswire/ Sorrento Therapeutics, Inc. (Nasdaq: SRNE, “Sorrento”), a clinical stage, antibody-centric biopharmaceutical company developing new therapies to turn malignant cancers into manageable and possibly curable diseases, today announced the closing of its previously announced registered direct offering of 10,869,566 shares of its common stock and warrants to purchase up to 10,869,566 shares of its common stock, at a combined purchase price of $2.30 per share and related warrant. The net proceeds to Sorrento from this offering are expected to be approximately $23.3 million, after deducting the placement agent’s fees and other estimated offering expenses. Sorrento currently intends to use the net proceeds from the offering for the continued clinical development of its RTX and CD38 CAR-T programs and general research and development, working capital and general corporate purposes.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The securities described above were offered by Sorrento pursuant to a “shelf” registration on Form S-3 (File No. 333-221443) previously filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2017, amended on December 1, 2017 and declared effective by the SEC on December 6, 2017. The offering of the securities was made only by means of a prospectus supplement that forms a part of the registration statement. A prospectus supplement and accompanying base prospectus relating to the securities being offered were filed with the SEC on October 8, 2019. Electronic copies of the prospectus supplement and accompanying base prospectus may be obtained on the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sorrento Therapeutics, Inc.

 Sorrento is a clinical stage, antibody-centric, biopharmaceutical company developing new therapies to turn malignant cancers into manageable and possibly curable diseases. Sorrento’s multimodal multipronged approach to fighting cancer is made possible by its’ extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), clinical stage immuno-cellular therapies (“CAR-T”), intracellular targeting antibodies (“iTAbs”), antibody-drug conjugates (“ADC”), and clinical stage oncolytic virus (“Seprehvir®”).

Sorrento’s commitment to life-enhancing therapies for cancer patients and Osteoarthritis (OA) patients is also demonstrated by our effort to advance Resiniferatoxin (“RTX”), a first-in-class (TRPV1 agonist) non-opioid pain management small molecule, ZTlido® and SP-102, a non-opioid corticosteroid gel. Resiniferatoxin is completing a Phase 1b trial in terminal cancer patients and a Phase 1b trial for OA. ZTlido was approved by US FDA on February 28, 2018. SP-102 is in Phase 3 pivotal study for the treatment of lumbar radicular pain/sciatica.

For more information visit www.sorrentotherapeutics.com

Forward-Looking Statements

This press release contains forward-looking statements related to Sorrento Therapeutics, Inc. and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the anticipated use of proceeds from the offering and other matters that are described in Sorrento’s most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2018, as amended, subsequent Quarterly Reports on Form 10-Q and the prospectus supplement related to the offering filed with the Securities and Exchange Commission on October 8, 2019, including risks and uncertainties associated with general economic and market conditions and the other risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Media and Investor Relations

Contact: Alexis Nahama, SVP Corporate Development

Telephone: 1.858.203.4120

Email: mediarelations@sorrentotherapeutics.com

Website: www.sorrentotherapeutics.com

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Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

ZTlido® and G-MAB™ are trademarks owned by Scilex Pharmaceuticals Inc. and Sorrento, respectively.

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc. A proprietary name review by the FDA is planned.

Seprehvir®, is a registered trademark of Virttu Biologics Limited, a wholly-owned subsidiary of TNK Therapeutics, Inc. and part of the group of companies owned by Sorrento Therapeutics, Inc.

All other trademarks are the property of their respective owners.

© 2019 Sorrento Therapeutics, Inc. All Rights Reserved.